Strategy International Announces Signing of Letter of Intent

TORONTO, ONTARIO -- (MARKET WIRE) -- 08/24/06 -- Strategy International Insurance Group, Inc. (OTCBB: SGYI), which through a wholly-owned subsidiary, is a provider of specialty lines of insurance, reinsurance and structured risk underwriting focusing on credit risk and credit enhancement, announced today that the company entered into a Letter of Intent on August l8th with various entities affiliated with Shell Vacations, Inc., GVEC Resource Inc. and certain hedge funds relating to the Shell Vacation projects in Waikiki, Hawaii, Napa, California and Whistler, British Columbia. The Letter of Intent, among other things, provides for the transfer of the interests in the projects held by the various Strategy entities for a cash payment, the release of the Strategy entities from any further obligations with respect to the projects and the dismissal of all litigation among the various parties which relate to the projects. The transactions and arrangements contemplated by the Letter of Intent are subject to the parties agreeing to mutually satisfactory definitive documentation. The Letter of Intent also provides that the parties will use their best efforts to complete the definitive documentation on or about September 6, 2006.

"We have been working on this issue since April and it has consumed much of our time and effort. With the signing of the Letter of Intent we will be better able to focus our energy on future business opportunities," said Lou Lettieri, Chief Financial Officer.

Commenting on this announcement, Stephen Stonhill, Chief Executive Officer of Strategy International Insurance Group, Inc. stated, "With this agreement in place, we are in a better position to pursue other initiatives in our core insurance division."

About Strategy International Insurance Group, Inc.

Strategy International Insurance Group, Inc., (http://www.sgyi.com) a Texas corporation is a publicly traded holding company for a group of financial service companies that are located throughout the world. Strategy Holding Company Limited, a wholly-owned subsidiary is the parent company for a group of insurance related organizations whose operating subsidiaries include Strategy Insurance Limited of Barbados, Strategy Insurance (Canada) Limited and Strategy Underwriting Agency Limited. Strategy Holding Company Limited owns all of the insurance operations of which the key operating insurance company is Strategy Insurance Limited. Strategy Insurance Limited was incorporated in Barbados on December 23, 2003 and was granted a license under the Barbados Exempt Insurance Act on March 25, 2004. Strategy Insurance Limited is Strategy International Insurance Group, Inc.'s key operating insurance company.

Forward-Looking Statement

Statements in this press release which are not historical in nature are intended to be forward-looking statements made in reliance on the "safe harbor" of the Securities Exchange Act of 1934. The Company cautions that forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those expressed or implied in such statements. When used in this press release, words including "anticipate", "believe", "estimate", "expect", "intend", "will", "could", "may" and similar expressions, as they relate to the Company or the Company's management identify forward- looking statements. Such forward-looking statements are based on the beliefs of, as well as assumptions made by and information currently available to, the Company. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, domestic and international business, economic and political conditions and developments, competitive factors, pricing pressures, capacity and factors affecting the insurance industry. Readers are cautioned not to place undue reliance on these forward-looking statements. The Company does not undertake any obligation to update or revise any forward-looking statement.

Contacts:
Wellington-Cooke Corporate Services
Investor Contact:
Patti Cooke
(416) 464-7484
pcooke@wellington-cooke.com